Exhibit 10.1

ENGAGESMART, LLC

AMENDED AND RESTATED

2015 STOCK OPTION PLAN

ENGAGESMART PARENT, LLC

AMENDED AND

RESTATED

2015 STOCK OPTION PLAN

i

ENGAGESMART, LLC

AMENDED AND RESTATED

2015 STOCK OPTION PLAN

ARTICLE I

PURPOSE

The purpose of this EngageSmart, LLC Amended and Restated 2015 Stock Option Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XII.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Stock Option constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Stock Option to Section 409A of the Code.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of a Stock Option (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s Detrimental Activity, insubordination, dishonesty, fraud, moral turpitude, willful misconduct, commission of a crime involving moral turpitude or any felony, gross negligence in performing duties or responsibilities, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, failure to comply with any material policy of the Company or failure to comply with any material obligations under the Plan or the Stock Option agreement, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of a Stock Option that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies upon the occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

2.4 “Change in Control” has the meaning set forth in Article VII.

2.5 “Change in Control Price” has the meaning set forth in Section 7.1.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.7 “Committee” means the Compensation Committee of the Board as duly authorized by the Board to administer the Plan. Notwithstanding the foregoing, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan (i) if neither the Compensation Committee nor any other committee is duly authorized by the Board to administer the Plan, or (ii) in the case of the grant of Stock Options to Non-Employee Directors.

2.8 “Common Stock” means the Class A-3 Common Shares (as defined in the LLC Agreement) of the Company.

2.9 “Company” means EngageSmart, LLC, a Delaware limited liability company, and its successors by operation of law.

2.10 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.11 “Detrimental Activity” means activities restricted by the Participant’s Stock Option agreement, or any employment, consulting, change in control, severance, service, restrictive covenant, non-compete, confidentiality or other similar agreement between the Participant and the Company or an Affiliate; and in the case where there is no such agreement in effect (or where there is such an agreement but it does not address activities that are restricted thereunder), “Detrimental Activity” shall mean: (a) the disclosure to anyone outside the Company or any of its Affiliates, or the use in any manner other than in the furtherance of the Company’s or any of its Affiliates’ business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or any of its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company or any of its Affiliates to be employed by, or to perform services for, the Participant or any Person with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such Person) or any Person from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or any of its Affiliates without, in all cases, written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to do so, of the Company or any of its Affiliates or their past and present officers, directors, employees or products; (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or the rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company or any of its Affiliates; provided, however, that competitive activities shall only be those competitive with any business unit or Affiliate of the Company with regard to which the Participant performed services at any time within the two years prior to the Participant’s Termination; or (g) breach of any agreement between the Participant and the Company or any Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement).

2.12 “Disability” means, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Stock Options that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.13 “Disparagement” means making comments or statements to the press, or to the Company’s or any of its Affiliates’ employees, consultants or any individual or entity with whom the Company or any of its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.14 “Effective Date” means the effective date of the Plan as defined in Article XII.

2.15 “Eligible Employees” means each employee of the Company or any of its Affiliates.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.17 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded, or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 422 or 409A of the Code, as applicable. For purposes of the exercise of any Stock Option, the applicable date shall be the date a notice of exercise is received by the Company or, if not a date on which an applicable market is open, the next date that it is open.

2.18 “Family Member” means “family member” as defined under Rule 701 of the Securities Act.

2.19 “Good Reason” with respect to a Participant’s voluntary Termination of Employment shall have the meaning ascribed to such term under an employment or similar agreement in effect between the Company and the Participant; a Participant shall not have “Good Reason” in the absence of such an agreement providing for and defining such term. With regard to any agreement under which “Good Reason” only applies upon an occurrence of a change in control, a Participant shall not have “Good Reason” until a change in control actually takes place and then only with regard to a termination thereafter that satisfies such “Good Reason” requirements.

2.20 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.21 “IPO” means an initial public offering of the Common Stock or other event that results in the listing of the Common Stock for trading on a national securities exchange.

2.22 “Lead Underwriter” has the meaning set forth in Section 11.18.

2.23 “LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 11, 2019 (as amended, supplemented or otherwise modified from time to time).

2.24 “Lock-Up Period” has the meaning set forth in Section 11.18.

2.25 “Non-Employee Director” means a director or a member of the Board of the Company or any of its Affiliates who is not an active employee of the Company or any of its Affiliates.

2.26 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.27 “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom a Stock Option has been granted pursuant to the Plan.

2.30 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.31 “Plan” means this Invoice Cloud, Inc. 2015 Stock Option Plan, as amended from time to time.

2.32 “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.33 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulation or other official guidance promulgated thereunder.

2.34 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.35 “Stock Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI. All Stock Options under the Plan shall be designated as Non-Qualified Stock Options or Incentive Stock Options, and shall be granted by, confirmed by, and subject to the terms of, a written award agreement executed by the Company and the Participant.

2.36 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.37 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.38 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.39 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or any of its Affiliates; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non- Employee Director upon the termination of the consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Stock Option to Section 409A of the Code.

2.40 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of the directorship, the Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.41 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon termination of employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Stock Option to Section 409A of the Code.

2.42 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Stock Options. The Committee shall have full authority to grant Stock Options pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Director. In particular, the Committee shall have the authority with respect to any such grants:

(a)	to select the Eligible Employees, Consultants and Non-Employee Directors to whom Stock Options may from time to time be granted hereunder;

(b)	to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Employees, Consultants or Non- Employee Directors;

(c)	to determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

(d)

to determine and/or waive the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)	to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.4(d);

(f)	to determine whether a Stock Option is an Incentive Stock Option or Non- Qualified Stock Option;

(g)

to determine whether to require a Participant, as a condition of the granting of any Stock Option, to not sell or otherwise dispose of shares acquired pursuant to the exercise of a Stock Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option;

(h)

to modify, extend or renew a Stock Option, subject to Article VIII and Section 6.4(l), provided, however, that such action does not subject the Stock Option to Section 409A of the Code without the consent of the Participant; and

(i)

solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Stock Options under the Plan.

3.3 Guidelines. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws of such domestic or foreign jurisdiction.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the LLC Agreement, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the LLC Agreement of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a)

The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law) may grant authority to officers to grant Stock Options and/or execute agreements or other documents on behalf of the Committee.

(b)

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it.

3.7 Intentionally Omitted.1

[1]	Note to Draft: Indemnification is covered by the LLC Agreement.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. The aggregate number of shares of Common Stock that may be issued for reference purposes or with respect to which Stock Options may be granted under the Plan shall not exceed 5,043,218 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Option shall again be available for issuance under the Plan. Shares of Common Stock (i) withheld in payment of the exercise price or taxes relating to Stock Options (which shall be deemed to constitute shares delivered to the Participant) and (ii) surrendered in payment of any exercise price or taxes relating to the Stock Options, in each case, shall not be again available to be granted under the Plan.

4.2 Changes.

(a)

The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates or (vi) any other corporate act or proceeding.

(b)

Subject to the provisions of Section 7.2, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares to be issued upon exercise of an outstanding Stock Option granted under the Plan, and/or (iii) the exercise price thereof, shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Stock Option and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any equitable adjustment made in accordance with the terms and conditions of this Section 4.2(b) shall be made in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable.

4.3 Fractional shares of Common Stock resulting from any adjustment in Stock Options pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding down for fractions less than one-half and rounding up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Stock Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.4 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Stock Options. Eligibility for the grant of Stock Options and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Stock Options granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee, one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non- Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Except as set forth in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)

Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)

Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)

Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at the time of grant, the Stock Option agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Stock Option (whether vested or unvested), the Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (and in the absence of such certification, shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one year period commencing on the date that the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one-year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d)

Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price and any applicable withholding tax; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)

Non-Transferability of Stock Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 6.4(e) is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution, and (ii) shall remain subject to the terms of the Plan and the applicable award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable award agreement.

(f)

Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g)

Involuntary Termination Without Cause or for Good Reason. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary Termination by the Company without Cause or by the Participant for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)

Voluntary Termination. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary Termination described in Section 6.4(i)(y) below), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)

Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)

Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)

Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Stock Options shall be treated as Non- Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non- Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)

Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without the Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(m)

Deferred Delivery of Common Stock. The Committee may in its sole discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of a Stock Option in accordance with the terms and conditions established by the Committee in the applicable award agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n)	Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

CHANGE IN CONTROL PROVISIONS

7.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an award agreement, a Participant’s unvested Stock Options shall not vest and a Participant’s Stock Options shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)

Stock Options, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in a manner consistent with Section 409A of the Code. The Company shall use commercially reasonable efforts to cause any assumption or substitution of Incentive Stock Options to be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).

(b)

The Committee, in its sole discretion, may provide for the purchase of any vested Stock Options by the Company or any Subsidiary for an amount of cash or other property with a value equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 7.1, “Change in Control Price” shall mean the price per share of Common Stock (on a fully-diluted basis) paid in the Change in Control transaction.

(c)

Vested Stock Options may be cancelled without payment, if the Change in Control Price is less than the exercise price per share of such Stock Options, and unvested Stock Options may be cancelled without payment.

(d)	The Committee, in its sole discretion, may provide for accelerated vesting or lapse of restrictions, of a Stock Option at any time.

(e)

The Committee, in its sole discretion, may terminate all outstanding and unexercised Stock Options, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least 10 days prior to the date of consummation of the Change in Control (or such shorter period as is reasonably practicable), in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of the Participant’s Stock Options that are outstanding as of the date of the Change in Control, solely to the extent vested and exercisable as of the date of the Change in Control (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent and such exercise price payable on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

7.2 Change in Control. Unless otherwise determined by the Committee in the applicable award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)

any “person” or related “group” of persons as each such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, the stockholders of the Company as of the date on which the Plan was adopted, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)

a merger or consolidation of the Company with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company), other than a merger or consolidation in which the stockholders of the Corporation as of the date on which this Plan was adopted continue to hold 50% or more of the combined voting power of the Company’s outstanding securities immediately after such merger or consolidation;

(c)	a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; or

(d)

a complete liquidation or dissolution of the Company or the consummation of a sale, license or disposition by the Company of all or substantially all of the assets of the Company and its Subsidiaries in one or a series of transactions.

7.3 IPO not a Change in Control. Notwithstanding the foregoing, for purposes of the Plan, the completion of an IPO shall not be considered a Change in Control.

ARTICLE VIII

TERMINATION OR AMENDMENT OF PLAN

8.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee (to the extent permitted by law) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise; provided that if the Committee determines that the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Participant shall be required; and provided further, without the approval of the stockholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would (a) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 422 of the Code (to the extent applicable to Incentive Stock Options), or (b) require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively; provided that no such amendment reduces the rights of any Participant without the Participant’s consent. Actions taken by the Committee in accordance with Section 3.3(a), Article IV or VII shall not be deemed to reduce the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without a Participant’s consent to comply with Section 409A of the Code.

ARTICLE IX

COMPANY CALL RIGHTS; PUBLIC OFFERING

9.1 Company Call Rights.

(a)

In the event of a Termination for Cause or the discovery that the Participant engaged in Detrimental Activity, the Company may at any time during the period commencing on the six (6)-month anniversary of such Termination for Cause (or the discovery that the Participant engaged in Detrimental Activity) and ending on the two (2)-year anniversary thereof repurchase from the Participant any shares of Common Stock previously acquired by the Participant through the exercise of a Stock Option under the Plan at a repurchase price equal to the lesser of the (i) exercise price, and (ii) Fair Market Value as of the date of repurchase.

(b)

In the event of a Termination for any reason other than for Cause (including Termination due to death, Disability, involuntary Termination without Cause or voluntary Termination), the Company may at any time after six (6) months following the date on which a Participant incurs a Termination or acquires shares of Common Stock pursuant to the exercise of a Stock Option hereunder following the Participant’s Termination for any reason other than for Cause: (i) repurchase from the Participant each outstanding vested Stock Option based on the difference between the exercise price of a share of Common Stock relating to such Stock Option and the Fair Market Value of a share of Common Stock on the date of repurchase, and (ii) repurchase from the Participant any shares of Common Stock previously acquired by the Participant pursuant to the exercise of a Stock Option under the Plan at a repurchase price equal to Fair Market Value as of the date of repurchase.

9.2 IPO Mechanics. Notwithstanding anything to the contrary in the Plan, in connection with and in order to facilitate an IPO, each Participant who has, or may acquire, the Common Stock pursuant to the Plan agrees to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary or advisable to expeditiously consummate and make effective such IPO, including (a) exchanging, on a pro rata basis, Common Stock for shares of common stock or other equity securities of any subsidiary of the Company that is a holding company for all or substantially all of the operating assets of the Company or any other Affiliate of the Company or other entity that will be the issuer in such IPO, (b) effecting amendments to the LLC Agreement, as applicable, as are customary for a company that is to engage in an IPO, and (c) executing such further agreements, documents or instruments requested by the Committee as are reasonably necessary or customary in connection with the foregoing.

9.3 Effect of an IPO. Notwithstanding the foregoing, the Company shall cease to have rights pursuant to Section 9.1 following the completion of an IPO.

ARTICLE X

UNFUNDED PLAN

10.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XI

GENERAL PROVISIONS

11.1 Legends. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or any applicable Federal, state or other securities law or other applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

11.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Stock Option hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non- Employee Director is retained to terminate such individual’s employment, consultancy or directorship at any time.

11.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

11.5 No Assignment of Benefits. No Stock Option under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

11.6 Listing and Other Conditions.

(a)

Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to a Stock Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

(b)

If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a Stock Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Stock Options, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)

Upon termination of any period of suspension under this Section 11.6, any Stock Option affected by such suspension which shall not then have expired or terminated upon such suspension shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option provided where the suspension ends thirty (30) days or less prior to the end of the term, the term shall be extended accordingly .

(d)

A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate.

11.7 Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to a Stock Option under the Plan, to the extent required by the Committee, and to the extent that the Participant is not otherwise a party to any stockholders agreement with the Company the Participant shall execute and deliver a stockholder’s agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

11.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof. No provision of this Plan or any Stock Option agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision. Each Participant irrevocably consents to the jurisdiction of the federal or state courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Plan and any Stock Option Agreement and agrees that any such action instituted shall be commenced, prosecuted and continued only in such courts, which shall be the exclusive and only proper forum for adjudicating such a claim. Each Participant expressly and irrevocably waives any and all objections it may have as to convenience of forum, venue, or personal jurisdiction in any such courts. BY ACCEPTANCE OF AN AWARD HEREUNDER, EACH PARTICIPANT IRREVOCABLY WAIVES TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING AND EACH PARTICIPANT CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

11.9 Construction. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

11.10 Other Benefits. No Stock Option granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

11.11 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Stock Options hereunder.

11.12 No Right to Same Benefits. The provisions of Stock Options need not be the same with respect to each Participant, and Stock Options granted to individual Participants need not be the same in subsequent years.

11.13 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of a Stock Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

11.14 Section 409A of the Code. Although the Company does not guarantee the particular tax treatment of any Stock Option granted under the Plan, Stock Options granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Stock Option or Common Stock issued or amounts payable hereunder will be subject to accelerated taxation or additional tax under Section 409A of the Code, then, prior to delivery to such Participant of such Common Stock or payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Stock Option agreements and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Option agreements hereunder, or (ii) take such other actions that the Committee determines necessary or appropriate to avoid or limit the imposition of such additional or accelerated tax under Section 409A of the Code.

11.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

11.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

11.17 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

11.18 Agreement. As a condition to the grant of a Stock Option, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to a Stock Option until the end of such Lock-Up Period.

11.19 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XII

EFFECTIVE DATE OF PLAN

The Plan shall become effective on            , which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XIII

TERM OF PLAN

No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted and the date of stockholder approval, but Stock Options granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XIV

NAME OF PLAN

The Plan shall be known as the “EngageSmart, LLC Amended and Restated 2015 Stock Option Plan” which was formerly known as “Hancock Parent, LLC Amended and Restated 2015 Stock Option Plan.”